UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 9, 2004



                     ENTECH ENVIRONMENTAL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)



                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)


              000-32249                             98-0222013
       (Commission File Number)           (IRS Employer Identification No.)



8513 ROCHESTER AVENUE, RANCHO CUCAMONGA,
             CALIFORNIA                               91730
     (principal executive offices)                  (Zip Code)



                                 (909) 912-0828
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     THIS AMENDED CURRENT REPORT ON FORM 8-K/A CONTAINS STATEMENTS REGARDING THE COMPANY'S INTENTION, BELIEFS, EXPECTATIONS, OR PREDICTIONS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS AND STATEMENTS OF EXPECTATIONS, PLANS AND INTENT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, AS A RESULT, AMONG OTHER THINGS, OF CHANGES IN TECHNOLOGY, CUSTOMER REQUIREMENTS AND NEEDS. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE
FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

     Today, Entech Environmental Technologies, Inc. (the "Registrant") terminated the letter of intent to acquire Environ Holdings, Inc. a Pennsylvania corporation ("Environ"). Environ and the Registrant were unable to agree on mutually beneficial terms, and the planned acquisition of Environ by the Registrant was rescinded by means of an agreement between the parties.

     As a result of the rescission of the Environ acquisition, the Registrant is presently seeking alternative sources of financing to meet its short term liquidity needs, including deferment of executive payroll, private investors and short term borrowing from related parties.

     To realign costs with revenues, management has reduced spending by $3 million. The Registrant's board of directors also announced the departure of Steven Rosenthal, CEO and Robert Christie, COO. Remaining management has cut salaries and perquisites to focus on executing the profit plan. In addition, the Registrant has closed marginal operations and intends to consolidate facilities in further cost saving efforts. With the new and revitalized business strategy, the Registrant looks forward to higher profits in construction, maintenance, testing, filtration, as well as the first to market constant vacuum monitoring system (CVMS).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)     Financial  Statements.
             ----------------------

     None.

     (b)     Exhibits.
             --------

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2004

                               ENTECH ENVIRONMENTAL TECHNOLOGIES INC.


                               By  /s/  Douglas Parker and Burr Northrop
                                 -----------------------------------------------
                                 Douglas Parker and Burr Northrop, Co-Presidents


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